SECOND AMENDMENT TO MINING LEASE
(RANDALL CLAIMS)

On August 18, 2010 RS Gold, LLC, a Nevada limited liability company, and John C. Power entered into a "Mining Lease (Randall Claims)" affecting the Randall claim group situated in Churchill County, Nevada. The parties subsequently executed a "First Amendment to Mining Lease (Randall Claims)" adding an Area of Interest provision and confirming assignment of the Mining Lease to Magellan Gold Corporation, a Nevada corporation. The parties now wish to amend the Mining Lease as follows:

1.

2011 Advance Royalty Payment. The Annual Advance Royalty Payment of $10,000.00 due on August 18, 2010 (Section 1.2(b)) shall be paid as follows:

a.

FIVE THOUSAND DOLLARS ($5,000.00) payable upon execution of this Second Amendment

b.

FIVE THOUSAND DOLLARS ($5,000.00) payable on or before December 31, 2011.

 2. Work Obligation. The Work Obligation of $10,000.00 described in Section 1.4 of the Mining Lease shall be fulfilled by Magellan Gold on or before December 31, 2011. In the event that Magellan Gold does not fulfill this expenditure requirement, Magellan Gold shall pay RS Gold the difference between the required expenditure and Magellan Gold's actual expenditure.

3. Continuing Effect. All other provisions of the Mining Lease shall remain in full force and effect, except as modified by the First Amendment and this Second Amendment.

DATED this 30th day of September, 2011.

RS GOLD, LLC, a Nevada limited liability company

By:  /s/ Randall Stoeberl

RANDALL STOEBERL, Manager

MAGELLAN GOLD CORPORATION, a Nevada Corporation

By: /s/ John C. Power

JOHN C. POWER, President